[Idaho Power Logo]


                                                              June 28, 2002


Dear Shareholders of Idaho Power Company:

It is our pleasure to invite you to attend the upcoming Special Meeting of Shareholders of Idaho Power Company to be held on August 7, 2002, at 10:00 a.m., local time, at the Idaho Power Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend. Seating is limited. If you plan to attend, please call 1-800-635-5406 to make a reservation.

Information about the business of the special meeting is set forth in the Notice of Meeting and the Proxy Statement on the following pages. At this special meeting, Idaho Power Company is asking you to act upon a proposed amendment to our Restated Articles of Incorporation, as amended, relating to our Flexible Auction Series A, Serial Preferred Stock, without par value.



YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.



Jon H. Miller                               Jan B. Packwood
Chairman of the Board                       Idaho Power Chief Executive Officer



                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                               IDAHO POWER COMPANY
         PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS ON AUGUST 7, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted "for" the proposed amendment.

The undersigned hereby appoints Jan B. Packwood and Robert W. Stahman, and each of them, proxies with full power of substitution to vote for the undersigned at the Special Meeting of Shareholders of Idaho Power Company and at any adjournment thereof, on the matters set forth in the Proxy Statement; and hereby directs that this proxy be voted in accordance with the instructions herein.

Please date, sign and promptly mail in the self-addressed return envelope, which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.




                                                      SEE REVERSE SIDE

[Idaho Power logo]                  Special Meeting of Shareholders
                                    August 7, 2002
                                    10:00 a.m. Local Time
                                    1221 West Idaho Street
                                    Boise, Idaho 83707
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Instructions for Voting Your Proxy

We are now offering shareholders three alternative ways of voting this proxy:

o By Telephone (using a touch-tone telephone) o Through the Internet (using a browser) o By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING   Available until 5:00 p.m. Eastern time on [___________], 2002

o    This method of voting is available for residents of the U.S. and Canada
o On a touch-tone telephone, call TOLL FREE 1-800-858-0073, 24 hours a day, 7 days a week
o    You will be asked to enter ONLY the CONTROL NUMBER shown below
o    Have your proxy card ready, then follow the prerecorded instructions
o    Your vote will be confirmed and cast as you directed

INTERNET VOTING    Available until 5:00 p.m. Eastern time on [___________], 2002

o    Visit the Internet voting Website at http://proxy.georgeson.com
o Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
o    You will incur only your usual internet charges

VOTING BY MAIL

o Simply mark, sign and date your proxy card and return it in the postage-paid envelope
o If you are voting by telephone or the Internet, please do not mail your proxy card

The Company has been advised by counsel that the procedures for Internet and Telephone voting are consistent with the requirement of applicable laws.

                     COMPANY NUMBER      CONTROL NUMBER
                        [XXXXXXX]           [XXXXXXX]

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
Please mark votes as in this example: [ X ]

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT

To approve an amendment to the Restated Articles of Incorporation, as amended, of Idaho Power Company, to increase the percentages in the definition of "Rate Multiple," "Default Rate" and "Late Charge" for the Flexible Auction Series A, Serial Preferred Stock, without par value.

FOR      AGAINST      ABSTAIN
[    ]   [    ]       [    ]

[Name and address of Shareholder]                DATE: _________________

                                                 Signature(s) in Box

                                                 Signature of Joint Owner